Exhibit 99.1
For Further Information Contact
Lyndsey Burton (404) 888-2348

FOR IMMEDIATE RELEASE
ROLLINS, INC. REPORTS FIRST QUARTER 2024 FINANCIAL RESULTS

Double-Digit Revenue Growth Drives Solid Increase in Earnings and Cash Flow
ATLANTA, GEORGIA, April 24, 2024: Rollins, Inc. (NYSE:ROL) (“Rollins” or the “Company”), a premier global consumer and commercial services company, reported unaudited financial results for the first quarter of 2024.
Key Highlights

•First quarter revenues were $748 million, an increase of 13.7% over the first quarter 2023 with organic revenues* increasing 7.5%.
•Quarterly operating income was $132 million, an increase of 18.0% over the first quarter of 2023. Quarterly operating margin was 17.7% of revenue, an increase of 60 basis points over the first quarter of 2023. Adjusted operating income* was $138 million, an increase of 22.7% over the prior year. Adjusted operating income margin* was 18.4%, an increase of 130 basis points over the prior year. Adjusted EBITDA* was $161 million, an increase 19.3%. Adjusted EBITDA margin* was 21.5% of revenue, an increase of 100 basis points over the first quarter of 2023.
•Quarterly net income was $94 million, an increase of 7.0% over the prior year net income. Adjusted net income* was $98 million, an increase of 16.1% over the prior year.
•Quarterly EPS was $0.19 per diluted share, a 5.6% increase over the prior year EPS of $0.18. Adjusted EPS* was $0.20 per diluted share, an increase of 17.6% over the prior year.
•Operating cash flow was $127 million for the quarter, an increase of 26.5% over the prior year. The Company invested $47 million in acquisitions, $7 million in capital expenditures, and paid dividends totaling $73 million.

*Amounts are non-GAAP financial measures. See the schedules below for a discussion of non-GAAP financial metrics including a reconciliation of the most directly comparable GAAP measure.
Management Commentary
"The team delivered a strong first quarter with double-digit revenue across all major service lines and an improving margin and cash flow profile," said Jerry Gahlhoff, Jr., President and CEO. "While there was some unfavorable and erratic weather in January compared to last year, we delivered a healthy 7.5 percent organic growth rate for the quarter. We saw significant improvement moving through the quarter, as organic revenue growth accelerated to over 10 percent for February and March, with solid performance across our residential, commercial, and termite and ancillary businesses. Demand for our services remains strong and our pipeline for acquisitions is robust. We are well positioned for continued growth in 2024, both organically, as well as through acquisitions, and remain focused on continuous improvement initiatives to enhance profitability across our business,” Mr. Gahlhoff added.

"It was encouraging to see the strong growth in revenue, profitability, and cash flow in the quarter, as the team delivered healthy revenue growth, 130 basis points of improvement in adjusted operating margins, and a 29 percent increase in free cash flow in the quarter," said Kenneth Krause, Executive Vice President and CFO. “We achieved a healthy first quarter gross margin level and saw further leverage in SG&A costs while also making incremental investments in resources and programs to drive growth,” Mr. Krause concluded.

Three Months Ended Financial Highlights

	Three Months Ended March 31,
			Variance
(in thousands, except per share data)	2024	2023	$	%
GAAP Metrics
Revenues	$748,349	$658,015	$90,334	13.7%
Gross profit (1)	$382,791	$331,173	$51,618	15.6%
Gross profit margin (1)	51.2%	50.3%		90 bps
Operating income	$132,424	$112,240	$20,184	18.0%
Operating income margin	17.7%	17.1%		60 bps
Net income	$94,394	$88,234	$6,160	7.0%
EPS	$0.19	$0.18	$0.01	5.6%
Operating cash flow	$127,433	$100,773	$26,660	26.5%

Non-GAAP Metrics
Adjusted operating income (2)	$137,689	$112,240	$25,449	22.7%
Adjusted operating margin (2)	18.4%	17.1%		130 bps
Adjusted net income (2)	$98,357	$84,727	$13,630	16.1%
Adjusted EPS (2)	$0.20	$0.17	$0.03	17.6%
Adjusted EBITDA (2)	$160,783	$134,742	$26,041	19.3%
Adjusted EBITDA margin (2)	21.5%	20.5%		100 bps
Free cash flow (2)	$120,262	$93,137	$27,125	29.1%
(1) Exclusive of depreciation and amortization
(2) Amounts are non-GAAP financial measures. See the appendix to this release for a discussion of non-GAAP financial metrics including a reconciliation of the most directly comparable GAAP measure.
About Rollins, Inc.:
Rollins, Inc. (ROL) is a premier global consumer and commercial services company. Through its family of leading brands, the Company and its franchises provide essential pest control services and protection against termite damage, rodents, and insects to more than 2.8 million customers in North America, South America, Europe, Asia, Africa, and Australia, with more than 19,000 employees from more than 800 locations. Rollins is parent to Orkin, HomeTeam Pest Defense, Clark Pest Control, Northwest Exterminating, McCall Service, Trutech, Critter Control, Western Pest Services, Waltham Services, OPC Pest Services, The Industrial Fumigant Company, PermaTreat, Crane Pest Control, Missquito, Fox Pest Control, Orkin Canada, Orkin Australia, Safeguard (UK), Aardwolf Pestkare (Singapore), and more. You can learn more about Rollins and its subsidiaries by visiting www.rollins.com.

Cautionary Statement Regarding Forward-Looking Statements
This press release as well as other written or oral statements by the Company may contain “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. We have based these forward-looking statements on our current opinions, expectations, intentions, beliefs, plans, objectives, assumptions and projections about future events and financial trends affecting the operating results and financial condition of our business. Although we believe that these forward-looking statements are reasonable, we cannot assure you that we will achieve or realize these plans, intentions, or expectations. Generally, statements that do not relate to historical facts, including statements concerning possible or assumed future actions, business strategies, events or results of operations, are forward-looking statements. The words “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “should,” “will,” “would,” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this press release include, but are not limited to, statements regarding: expectations with respect to our financial and business performance; demand for our services; our pipeline of acquisitions; continuous improvement initiatives enhancing profitability; and a balanced capital allocation program.

These forward-looking statements are based on information available as of the date of this press release, and current expectations, forecasts, and assumptions, and involve a number of judgments, risks and uncertainties. Important factors could cause actual results to differ materially from those indicated or implied by forward-looking statements including, but not limited to, those set forth in the sections entitled “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 and may also be described from time to time in our future reports filed with the SEC.

Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date, and we do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required by law.
Conference Call
Rollins will host a conference call on Thursday, April 25, 2024 at 8:30 a.m. Eastern Time to discuss the first quarter 2024 results. The conference call will also broadcast live over the internet via a link provided on the Rollins, Inc. website at www.rollins.com. Interested parties can also dial into the call at 1-877-869-3839 (domestic) or +1-201-689-8265 (internationally) with conference ID of 13745380. For interested individuals unable to join the call, a replay will be available on the website for 180 days.

ROLLINS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL POSITION
(in thousands)
(unaudited)

	March 31, 2024	December 31, 2023
ASSETS
Cash and cash equivalents	$112,971	$103,825
Trade receivables, net	177,254	178,214
Financed receivables, short-term, net	35,717	37,025
Materials and supplies	35,698	33,383
Other current assets	62,713	54,192
Total current assets	424,353	406,639
Equipment and property, net	127,116	126,661
Goodwill	1,095,141	1,070,310
Intangibles, net	549,390	545,734
Operating lease right-of-use assets	341,639	323,390
Financed receivables, long-term, net	79,040	75,909
Other assets	41,940	46,817
Total assets	$2,658,619	$2,595,460
LIABILITIES
Accounts payable	$40,038	$49,200
Accrued insurance – current	51,660	46,807
Accrued compensation and related liabilities	79,372	114,355
Unearned revenues	186,021	172,380
Operating lease liabilities – current	97,394	92,203
Other current liabilities	137,451	101,744
Total current liabilities	591,936	576,689
Accrued insurance, less current portion	51,928	48,060
Operating lease liabilities, less current portion	246,614	233,369
Long-term debt	510,909	490,776
Other long-term accrued liabilities	89,736	90,999
Total liabilities	1,491,123	1,439,893
STOCKHOLDERS’ EQUITY
Common stock	484,230	484,080
Retained earnings and other equity	683,266	671,487
Total stockholders’ equity	1,167,496	1,155,567
Total liabilities and stockholders’ equity	$2,658,619	$2,595,460

ROLLINS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(in thousands except per share data)
(unaudited)

	Three Months Ended March 31,
	2024	2023
REVENUES
Customer services	$748,349	$658,015
COSTS AND EXPENSES
Cost of services provided (exclusive of depreciation and amortization below)	365,558	326,842
Sales, general and administrative	223,057	196,431
Depreciation and amortization	27,310	22,502
Total operating expenses	615,925	545,775
OPERATING INCOME	132,424	112,240
Interest expense, net	7,725	465
Other expense (income), net	61	(4,714)
CONSOLIDATED INCOME BEFORE INCOME TAXES	124,638	116,489
PROVISION FOR INCOME TAXES	30,244	28,255
NET INCOME	$94,394	$88,234
NET INCOME PER SHARE - BASIC AND DILUTED	$0.19	$0.18
Weighted average shares outstanding - basic	484,131	492,516
Weighted average shares outstanding - diluted	484,318	492,701

ROLLINS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED CASH FLOW INFORMATION
(in thousands)
(unaudited)

	Three Months Ended March 31,
	2024	2023
OPERATING ACTIVITIES
Net income	$94,394	$88,234
Depreciation and amortization	27,310	22,502
Change in working capital and other operating activities	5,729	(9,963)
Net cash provided by operating activities	127,433	100,773
INVESTING ACTIVITIES
Acquisitions, net of cash acquired	(47,132)	(15,480)
Capital expenditures	(7,171)	(7,636)
Other investing activities, net	1,838	9,526
Net cash used in investing activities	(52,465)	(13,590)
FINANCING ACTIVITIES
Net borrowings	20,000	10,000
Payment of dividends	(72,589)	(64,053)
Other financing activities, net	(11,665)	(17,029)
Net cash used in financing activities	(64,254)	(71,082)
Effect of exchange rate changes on cash and cash equivalents	(1,568)	1,056
Net increase in cash and cash equivalents	$9,146	$17,157

APPENDIX
Reconciliation of GAAP and non-GAAP Financial Measures
The Company has used the non-GAAP financial measures of organic revenues, organic revenues by type, adjusted operating income, adjusted operating margin, adjusted net income, adjusted earnings per share (“EPS”), earnings before interest, taxes, depreciation and amortization (“EBITDA”), EBITDA margin, Adjusted EBITDA, adjusted EBITDA margin, incremental EBITDA margin, adjusted incremental EBITDA margin, free cash flow, free cash flow conversion, net debt, net leverage ratio, and adjusted sales, general and administrative expenses ("Adjusted SG&A") in this earnings release. Organic revenue is calculated as revenue less the revenue from acquisitions completed within the prior 12 months and excluding the revenue from divested businesses. Acquisition revenue is based on the trailing 12-month revenue of our acquired entities. Adjusted operating income and adjusted operating income margin are calculated by adding back to the GAAP measures those expenses resulting from the amortization of certain intangible assets and adjustments to the fair value of contingent consideration resulting from the acquisition of Fox Pest Control (“Fox”). Adjusted net income and adjusted EPS are calculated by adding back to the GAAP measure amortization of certain intangible assets and adjustments to the fair value of contingent consideration resulting from the acquisition of Fox and excluding gains and losses on the sale of non-operational assets and by further subtracting the tax impact of those expenses, gains, or losses. Adjusted EBITDA and adjusted EBITDA margin are calculated by adding back to the GAAP measures those expenses resulting from the adjustments to the fair value of contingent consideration resulting from the acquisition of Fox and excluding gains and losses on the sale of non-operational assets. Incremental margin is calculated as the change in EBITDA divided by the change in revenue. Adjusted incremental margin is calculated as the change in adjusted EBITDA divided by the change in revenue. Free cash flow is calculated by subtracting capital expenditures from cash provided by operating activities. Free cash flow conversion is calculated as free cash flow divided by net income. Net debt is calculated as total long-term debt less cash and cash equivalents. Net leverage ratio is calculated by dividing net debt by trailing twelve-month EBITDA. Adjusted SG&A is calculated by removing the adjustments to the fair value of contingent consideration resulting from the acquisition of Fox. These measures should not be considered in isolation or as a substitute for revenues, net income, earnings per share or other performance measures prepared in accordance with GAAP.
Management uses adjusted operating income, adjusted operating income margin, adjusted net income, adjusted EPS, EBITDA, EBITDA margin, adjusted EBITDA, adjusted EBITDA margin, incremental EBITDA margin, adjusted incremental EBITDA margin, and adjusted SG&A as measures of operating performance because these measures allow the Company to compare performance consistently over various periods. Management also uses organic revenues, and organic revenues by type to compare revenues over various periods excluding the impact of acquisitions and divestitures. Management uses free cash flow to demonstrate the Company’s ability to maintain its asset base and generate future cash flows from operations. Management uses free cash flow conversion to demonstrate how much net income is converted into cash. Management uses net debt as an assessment of overall liquidity, financial flexibility, and leverage. Net leverage ratio is useful to investors because it is an indicator of our ability to meet our future financial obligations. Management believes all of these non-GAAP financial measures are useful to provide investors with information about current trends in, and period-over-period comparisons of, the Company's results of operations. An analysis of any non-GAAP financial measure should be used in conjunction with results presented in accordance with GAAP.
A non-GAAP financial measure is a numerical measure of financial performance, financial position, or cash flows that either 1) excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the most directly comparable measure calculated and presented in accordance with GAAP in the statement of operations, balance sheet or statement of cash flows, or 2) includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the most directly comparable measure so calculated and presented.

Set forth below is a reconciliation of the non-GAAP financial measures used in this earnings release with their most directly comparable GAAP measures.
(unaudited, in thousands, except per share data and margins)

	Three Months Ended March 31,
			Variance
	2024	2023	$	%
Reconciliation of Operating Income to Adjusted Operating Income and Adjusted Operating Income Margin

Operating income	$132,424	$112,240
Fox acquisition-related expenses (1)	5,265	—
Adjusted operating income	$137,689	$112,240	25,449	22.7
Revenues	$748,349	$658,015
Operating income margin	17.7%	17.1%
Adjusted operating margin	18.4%	17.1%

Reconciliation of Net Income to Adjusted Net Income and Adjusted EPS (5)

Net income	$94,394	$88,234
Fox acquisition-related expenses (1)	5,265	—
Loss (gain) on sale of assets, net (2)	61	(4,714)
Tax impact of adjustments (3)	(1,363)	1,207
Adjusted net income	$98,357	$84,727	13,630	16.1
EPS - basic and diluted	$0.19	$0.18
Fox acquisition-related expenses (1)	0.01	—
Loss (gain) on sale of assets, net (2)	—	(0.01)
Tax impact of adjustments (3)	—	—
Adjusted EPS - basic and diluted (4)	$0.20	$0.17	0.03	17.6
Weighted average shares outstanding - basic	484,131	492,516
Weighted average shares outstanding - diluted	484,318	492,701

Reconciliation of Net Income to EBITDA, Adjusted EBITDA, EBITDA Margin, Incremental EBITDA Margin, Adjusted EBITDA Margin, and Adjusted Incremental EBITDA Margin (5)

Net income	$94,394	$88,234
Depreciation and amortization	27,310	22,502
Interest expense, net	7,725	465
Provision for income taxes	30,244	28,255
EBITDA	$159,673	$139,456	20,217	14.5
Fox acquisition-related expenses (1)	1,049	—
Loss (gain) on sale of assets, net (2)	61	(4,714)
Adjusted EBITDA	$160,783	$134,742	26,041	19.3
Revenues	$748,349	$658,015	90,334
EBITDA margin	21.3%	21.2%
Incremental EBITDA margin			22.4%
Adjusted EBITDA margin	21.5%	20.5%
Adjusted incremental EBITDA margin			28.8%

Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow and Free Cash Flow Conversion

Net cash provided by operating activities	$127,433	$100,773
Capital expenditures	(7,171)	(7,636)
Free cash flow	$120,262	$93,137	27,125	29.1
Free cash flow conversion	127.4%	105.6%
(1) Consists of expenses resulting from the amortization of certain intangible assets and adjustments to the fair value of contingent consideration resulting from the acquisition of Fox. While we exclude such expenses in this non-GAAP measure, the revenue from the acquired company is reflected in this non-GAAP measure and the acquired assets contribute to revenue generation.
(2) Consists of the gain or loss on the sale of non-operational assets.

(3) The tax effect of the adjustments is calculated using the applicable statutory tax rates for the respective periods.
(4) In some cases, the sum of the individual EPS amounts may not equal total non-GAAP EPS calculations due to rounding.
(5) In the first quarter of 2024, we revised the non-GAAP metrics adjusted net income, adjusted EPS, and adjusted EBITDA to exclude gains and losses related to non-operational asset sales. These measures are of operating performance and we believe excluding the gains and losses on non-operational assets allows us to better compare our operating performance consistently over various periods. Revising these metrics for the three months ended March 31, 2023 resulted in a $3.5 million reduction to adjusted net income, a $0.01 reduction to adjusted EPS, and a $4.7 million reduction to adjusted EBITDA.

	Three Months Ended March 31,
			Variance
	2024	2023 (6)	$	%
Reconciliation of Revenues to Organic Revenues

Revenues	$748,349	$658,015	90,334	13.7
Revenues from acquisitions	(45,987)	—	(45,987)	7.0
Revenues of divestitures	—	(4,753)	4,753	(0.8)
Organic revenues	$702,362	$653,262	49,100	7.5

Reconciliation of Residential Revenues to Organic Residential Revenues

Residential revenues	$329,338	$282,757	46,581	16.5
Residential revenues from acquisitions	(37,709)	—	(37,709)	13.3
Residential revenues of divestitures	—	(3,032)	3,032	(1.1)
Residential organic revenues	$291,629	$279,725	11,904	4.3

Reconciliation of Commercial Revenues to Organic Commercial Revenues

Commercial revenues	$258,114	$231,707	26,407	11.4
Commercial revenues from acquisitions	(4,956)	—	(4,956)	2.1
Commercial revenues of divestitures	—	(1,721)	1,721	(0.8)
Commercial organic revenues	$253,158	$229,986	23,172	10.1

Reconciliation of Termite and Ancillary Revenues to Organic Termite and Ancillary Revenues

Termite and ancillary revenues	$152,060	$136,131	15,929	11.7
Termite and ancillary revenues from acquisitions	(3,322)	—	(3,322)	2.4
Termite and ancillary organic revenues	$148,738	$136,131	12,607	9.3

	Three Months Ended March 31,
			Variance
	2023 (6)	2022	$	%
Reconciliation of Revenues to Organic Revenues

Revenues	$658,015	$590,680	67,335	11.4
Revenues from acquisitions	(13,155)	—	(13,155)	2.2
Organic revenues	$644,860	$590,680	54,180	9.2

Reconciliation of Residential Revenues to Organic Residential Revenues

Residential revenues	$282,757	$257,469	25,288	9.8
Residential revenues from acquisitions	(6,003)	—	(6,003)	2.3
Residential organic revenues	$276,754	$257,469	19,285	7.5

Reconciliation of Commercial Revenues to Organic Commercial Revenues

Commercial revenues	$231,707	$206,975	24,732	11.9
Commercial revenues from acquisitions	(4,194)	—	(4,194)	2.0
Commercial organic revenues	$227,513	$206,975	20,538	9.9

Reconciliation of Termite and Ancillary Revenues to Organic Termite and Ancillary Revenues

Termite and ancillary revenues	$136,131	$119,369	16,762	14.0
Termite and ancillary revenues from acquisitions	(2,958)	—	(2,958)	2.5
Termite and ancillary organic revenues	$133,173	$119,369	13,804	11.5
(6) Revenues classified by significant product and service offerings for the three months ended March 31, 2023 and 2022 were misstated by an immaterial amount and have been restated from the amounts previously reported to correct the classification of such revenues. There was no impact on our condensed consolidated statements of income, financial position, or cash flows.

	Three Months Ended March 31,
	2024	2023
Reconciliation of SG&A to Adjusted SG&A

SG&A	$223,057	$196,431
Fox acquisition-related expenses (1)	1,049	—
Adjusted SG&A	$222,008	$196,431

Revenues	$748,349	$658,015
Adjusted SG&A as a % of revenues	29.7%	29.9%

	Period Ended March 31, 2024	Period Ended December 31, 2023
Reconciliation of Long-term Debt to Net Debt and Net Leverage Ratio

Long-term debt (7)	$513,000	$493,000
Less: cash	112,971	103,825
Net debt	$400,029	$389,175
Trailing twelve-month EBITDA	$725,281	$705,064
Net leverage ratio	0.6x	0.6x

(7) As of March 31, 2024, the Company had outstanding borrowings of $513.0 million under the Credit Facility. Borrowings under the Credit Facility are presented under the long-term debt caption of our condensed consolidated balance sheet, net of $2.1 million in unamortized debt issuance costs as of March 31, 2024.

In the first quarter of 2024, we revised non-GAAP metrics adjusted net income, adjusted EPS, and adjusted EBITDA to exclude gains and losses related to non-operational asset sales. These measures are of operating performance and we believe excluding the gains and losses on non-operational assets allows us to better compare our operating performance consistently over various periods. We have presented the revised metrics for each quarter of 2023 below.

	Three Months Ended
	March 31, 2023	June 30, 2023	September 30, 2023	December 31, 2023
Reconciliation of Net Income to Adjusted Net Income and Adjusted EPS

Net income	$88,234	$110,143	$127,777	$108,803
Fox acquisition-related expenses (1)	—	5,261	5,262	5,266
Loss (gain) on sale of assets, net (2)	(4,714)	(1,019)	(493)	(410)
Restructuring costs	—	—	5,196	—
Gain on sale of businesses	—	—	—	(15,450)
Tax impact of adjustments (3)	1,207	(1,086)	(2,551)	2,712
Adjusted net income	$84,727	$113,299	$135,191	$100,921
EPS - basic and diluted	$0.18	$0.22	$0.26	$0.22
Fox acquisition-related expenses (1)	—	0.01	0.01	0.01
Loss (gain) on sale of assets, net (2)	(0.01)	—	—	—
Restructuring costs	—	—	0.01	—
Gain on sale of businesses	—	—	—	(0.03)
Tax impact of adjustments (3)	—	—	(0.01)	0.01
Adjusted EPS - basic and diluted (4)	$0.17	$0.23	$0.28	$0.21
Weighted average shares outstanding - basic	492,516	492,700	490,775	483,922
Weighted average shares outstanding - diluted	492,701	492,891	490,965	484,112

Reconciliation of Net Income to EBITDA, Adjusted EBITDA, EBITDA Margin, Incremental EBITDA Margin, Adjusted EBITDA Margin, and Adjusted Incremental EBITDA Margin

Net income	$88,234	$110,143	$127,777	$108,803
Depreciation and amortization	22,502	26,439	24,668	26,143
Interest expense, net	465	4,785	5,547	8,258
Provision for income taxes	28,255	40,880	44,293	37,872
EBITDA	$139,456	$182,247	$202,285	$181,076
Fox acquisition-related expenses (1)	—	1,047	1,050	1,050
Loss (gain) on sale of assets, net (2)	(4,714)	(1,019)	(493)	(410)
Restructuring costs	—	—	5,196	—
Gain on sale of businesses	—	—	—	(15,450)
Adjusted EBITDA	$134,742	$182,275	$208,038	$166,266
Revenues	$658,015	$820,750	$840,427	$754,086
EBITDA margin	21.2%	22.2%	24.1%	24.0%
Incremental EBITDA margin	32.2%	21.6%	29.2%	37.9%
Adjusted EBITDA margin	20.5%	22.2%	24.8%	22.0%
Adjusted incremental EBITDA margin	27.1%	23.4%	31.5%	25.2%
.